EXHIBIT 10.4

LOCK-UP LETTER AGREEMENT

Dated: February 12, 2020

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

KLB Corp. (the “undersigned”) hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of PennyMac Financial Services, Inc.’s (the “Company”) common stock (the “Common Stock”) (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing (provided that the filing of or amendment to a registration statement registering the shares of Common Stock held by the undersigned shall not constitute a violation of this clause (3)), in each case, for a period commencing on the date hereof through and including the 60th day after the date hereof (the “Lock-Up Period”).

Notwithstanding anything herein to the contrary, the restrictions contained in this letter agreement (this “Lock-Up Letter Agreement”) shall not apply to any of the following:

(i)

transfers to any direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; provided that such affiliate agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer; or

(ii)

transfers or distributions in connection with a bona fide third-party tender offer made to all holders of the Company’s common stock or a merger, consolidation or sale of all or substantially all of the voting securities or assets of the Company, regardless of how such a transaction is structured (it being further understood that this agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender Common Stock or other securities of the Company in, any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth herein shall continue to apply should the completion of the transaction not occur.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

[Signature page follows]

KLB Corp.

By:	/s/ Deborah Winshel
Name: Deborah Winshel
Title: Chair and President